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                                                                   EXHIBIT 10.11

                                    AMENDMENT
                                       TO
                                 LEASE AGREEMENT

      THIS AMENDMENT is made and entered into this 26th day of January, 2000, by and between Michael G. Eyde ("Landlord") and Big Buck Brewery & Steakhouse, Inc. ("Tenant").

                                R E C I T A L S:

      WHEREAS, the Landlord and the Tenant entered into a Real Estate Purchase and Leaseback Agreement, dated August 1, 1997, relating to the premises, legally described therein, at 2550 Takata Drive, Auburn Hills, Michigan 49501 (the "Auburn Hills Site");

      WHEREAS, the Landlord and the Tenant entered into a Lease Agreement (the "Lease Agreement"), dated October 1, 1997, pursuant to which the Landlord leases to the Tenant and the Tenant rents from the Landlord the Auburn Hills Site;

      WHEREAS, the Landlord and the Tenant desire to enter into an agreement pursuant to which the Landlord will provide the Tenant with the estoppel letter required to enable the Tenant to pursue a pending transaction in consideration of the Tenant's agreement (i) to extend the duration of the Landlord's Sale Option (as defined in the Lease Agreement) from three years to four years and
(ii) to adjust the denominator in the formula used to calculate the number of shares issuable upon the Landlord's exercise of the Stock Option (as defined in the Lease Agreement) from $5.00 to $4.00.

      NOW, THEREFORE, in consideration of the premises and agreement set forth herein, the parties hereto agree as follows:

      1. ESTOPPEL LETTER. The Landlord will provide the Tenant, concurrent with the execution of this Amendment, an estoppel letter in the form attached hereto as Exhibit A.

      2. OPTION TO SELL. The first sentence of Article 16.2(a) of the Lease Agreement shall be restated as follows: "Landlord shall have the right to require Tenant to purchase the Premises from Landlord ("Sale Option") by giving written notice from Landlord to Tenant (the "Sale Option Notice") given at any time prior to the end of the fourth full Lease Year of the term of the Lease." The first sentence of Article 16.2(c) of the Lease Agreement shall be restated as follows: "The Stock Option shall entitle Landlord to acquire a number of shares of common stock of the Tenant determined by dividing (i) the aggregate amount of the Purchase Price for the Premises to be canceled by (ii) $4.00." The first sentence of
            Article 16.2(d)(1) of the Lease Agreement shall be restated as follows: "The Stock Option may be exercised only upon Landlord's exercise of the Sale Option during the period (the "Exercise Period") beginning on the date of the execution of this Lease and ending on the fourth anniversary of this Lease, upon which it shall expire." The first phrase of Article 16.2(f)(2)(c) shall be restated as follows: "Landlord shall deliver to the Tenant an acknowledgment in writing that the shares have not been registered pursuant to the Securities Act of 1933 or any applicable state securities law..."

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

LANDLORD:                             TENANT:
MICHAEL G. EYDE                       BIG BUCK BREWERY & STEAKHOUSE, INC.


/s/Michael G. Eyde                    By /s/ William F. Rolinski
----------------------------             -------------------------------------
Michael G. Eyde                          William F. Rolinski
                                         President and Chief Executive Officer


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